Scientific Industries, Inc.
                       70 Orville Drive
                   Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, May 17, 2011)

Scientific Industries Announces Proposed Expansion into Bioprocessing Products Market


Scientific Industries Inc. (OTCBB-SCND), May 17, 2011 - Scientific Industries Inc., announced that it has agreed in principle with a privately held corporation to acquire the licenses and sublicenses, including one with the Company, held by that company with respect to patents owned by the University of Maryland Baltimore County ("UMBC") related to bioprocessing products, systems and methods.

Consummation of the acquisition will be subject to satisfaction of specific conditions, including the execution of a purchase agreement, and related research and development and non-competition agreements, receipt of consents from UMBC and satisfactory results of the Company's due diligence. The anticipated purchase price will be approximately $890,000 payable in cash, a long term promissory note and shares of the Company's common stock, plus a contingent amount payable from fees and royalties received by the Company under the licenses and sublicenses acquired.

No assurance can be given that a purchase agreement will be executed or that the proposed purchase will be effected.




About Scientific Industries
Scientific Industries designs, manufactures, and markets a variety of laboratory equipment, including the world-renowned Vortex-Genie(R) 2 Mixer, and produces and sells customized catalyst research instruments.
Scientific Industries' products are generally used for research purposes in laboratories of universities, hospitals, pharmaceutical companies, chemical companies, and medical device manufacturers.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-K."

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